Exhibit 10.1

LOCK-UP AGREEMENT

January 15, 2026

Sharps Technology, Inc.

Re:	Strategic Advisor Agreement, dated as of August 28, 2025 (the “Advisor Agreement”), between Sharps Technology, Inc. (the “Company”) and Sol Markets, a Cayman Islands exempt company (the “Strategic Advisor”).

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Advisor Agreement. The Strategic Advisor irrevocably agrees with the Company that, for a period of ninety (90) days from the date hereof (the “Restriction Period”), the Strategic Advisor will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Strategic Advisor or any affiliate of the Strategic Advisor or any person in privity with the Strategic Advisor or any affiliate of the Strategic Advisor), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any shares of common stock of the Company or securities convertible, exchangeable or exercisable into, shares of common stock of the Company beneficially owned, held or hereafter acquired by the Strategic Advisor (the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the transfer agent of the Company from effecting any actions in violation of this Letter Agreement.

Notwithstanding the foregoing, and subject to the conditions below, the Strategic Advisor may transfer the Securities provided that (1) the Company receives a signed lock-up letter agreement (in the form of this Letter Agreement) for the balance of the Restriction Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer (2) any such transfer shall not involve a disposition for value, (3) such transfer is not required to be reported with the Securities and Exchange Commission in accordance with the Exchange Act and no report of such transfer shall be made voluntarily, and (4) neither the Strategic Advisor nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers, with respect to transfer:

i)	as a bona fide gift or gifts;

ii)	to any immediate family member or to any trust for the direct or indirect benefit of the Strategic Advisor or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

iii)	to any corporation, partnership, limited liability company, or other business entity all of the equity holders of which consist of the Strategic Advisor and/or the immediate family of the Strategic Advisor;

iv)	if the Strategic Advisor is a corporation, partnership, limited liability company, trust or other business entity (a) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the Strategic Advisor or (b) in the form of a distribution to limited partners, limited liability company members or stockholders of the Strategic Advisor;

v)	if the Strategic Advisor is a trust, to the beneficiary of such trust;

vi)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Strategic Advisor; or

vii)	of securities purchased in open market transactions after the Closing Date.

In addition, notwithstanding the foregoing, this Letter Agreement shall not restrict the delivery of shares of common stock to the Strategic Advisor upon (i) exercise any options granted under any employee benefit plan of the Company; provided that any shares of common stock or Securities acquired in connection with any such exercise will be subject to the restrictions set forth in this Letter Agreement, or (ii) the exercise of warrants; provided that such shares of common stock delivered to the Strategic Advisor in connection with such exercise are subject to the restrictions set forth in this Letter Agreement.

Furthermore, the Strategic Advisor may enter into any new plan established in compliance with Rule 10b5-1 of the Exchange Act; provided that (i) such plan may only be established if no public announcement or filing with the Securities and Exchange Commission, or other applicable regulatory authority, is made in connection with the establishment of such plan during the Restriction Period and (ii) no sale of shares of common stock are made pursuant to such plan during the Restriction Period.

The Strategic Advisor acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Company to complete the transactions contemplated by the Advisor Agreement and the Company shall be entitled to specific performance of the Strategic Advisor’s obligations hereunder. The Strategic Advisor hereby represents that the Strategic Advisor has the power and authority to execute, deliver and perform this Letter Agreement, that the Strategic Advisor has received adequate consideration therefor and that the Strategic Advisor will indirectly benefit from the closing of the transactions contemplated by the Advisor Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company and the Strategic Advisor. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The Strategic Advisor hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The Strategic Advisor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Advisor Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Strategic Advisor hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Strategic Advisor agrees and understands that this Letter Agreement does not intend to create any relationship between the Strategic Advisor and any Purchaser and that no Purchaser is entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.

This Letter Agreement shall be binding on successors and assigns of the Strategic Advisor with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Company. This Letter Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

*** SIGNATURE PAGE FOLLOWS***

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Sol Markets

By:	/s/ James Zhang
Name:	James Zhang
Title:	Authorized Signatory

Number of shares of common stock

6,321,367

Number of shares of common stock underlying subject to warrants, options, debentures or other convertible securities

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

Sharps Technology, Inc.

By:	/s/ Paul Danner
Name:	Paul Danner
Title:	CEO